UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2018

RISE GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 – 669 Howe Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6C 0B4

(Zip Code)

Registrant’s telephone number, including area code:  (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 1.01

Entry into a Material Definitive Agreement

On October 16, 2018, Rise Gold Corp. (“Rise Gold” or the “Company”) entered into an agreement with Meridian Jerritt Canyon Corp. (the “Acquiror”), a wholly-owned subsidiary of Yamana Gold Inc., pursuant to which the Acquiror has completed a strategic initial investment in the Company (described in Item 3.02 below) of C$1.75 million through the purchase of 17,500,000 Units.  The Acquiror has the right, for as long as it owns 5% or more of the Company’s outstanding shares, to participate in any future equity financings of Rise Gold in order to maintain its percentage equity interest or to increase its equity ownership up to 19.9% of the issued and outstanding shares the Company. In addition, the Acquiror will be permitted to nominate one individual to the board of directors of Rise Gold and to appoint two members to Rise Gold’s advisory committee. The Company has also granted the Acquiror an exclusive right of first offer and first refusal for a period of six months following the closing of the financing, in respect of any proposed transfer or sale by Rise Gold of any interest, including a joint venture interest, in all or any part of the Idaho-Maryland Gold Project, on terms and conditions to be agreed upon by the parties.

Item 3.02

Unregistered Sales of Securities

The Company announced on October 16, 2018, the intention to raise up to C$2.5 million through the issuance of up to 25,000,000 units (each a “Unit”) at a price of C$0.10 per Unit, with each Unit comprising one share of common stock (a “Share”) and one-half of one share purchase warrant (the “Offering”). Each whole warrant (a “Warrant”) entitles the holder to acquire one Share at an exercise price of C$0.13 until October 16, 2020.

As described in Item 1.01 above, on October 16, 2018, the Company completed a strategic initial investment in the Offering through the issuance of 17,500,000 Units to the Acquiror for gross proceeds of C$1.75 million. The Company offered and sold the Units in reliance on the exemption from registration provided by Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and Rule 506(b) of Regulation D thereunder, based on the Acquiror’s investment intent and status as an “accredited investor,” as defined in Rule 501(a) of Regulation D, and the absence of any general solicitation or general advertising.

In conjunction with the Acquiror’s investment, the Company issued 875,000 share purchase warrants as a finder’s fee (the “Finder’s Warrants”) to Southern Arc Minerals Inc., an insider of the Company. Each Finder’s Warrant entitles the holder to acquire one share of common stock at an exercise price of C$0.13 until October 16, 2020. The Company issued the Finder’s Warrants in reliance on the exclusion from registration provided by Rule 903 of Regulation S under the U.S. Securities Act because the recipient of the Finder’s Warrants was outside of the United States and the Company did not engage in any “directed selling efforts,” as defined in Rule 902 of Regulation S.

Item 9.01

Financial Statements and Exhibits

Exhibit

No.

Description

99.1

Press release dated October 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 18, 2018

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
Chief Executive Officer